[LETTERHEAD OF ERNST & YOUNG LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

Mr. Andrew D. Woodward
President
BankAmerica Mortgage, a Division of Bank of America, FSB

We have examined management's assertion, included in the accompanying report titled Report of Management, that Bank of America FSB (the Company) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP) during the year ended December 31, 1998. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion, that the Company complied with the aforementioned requirements during the year ended December 31, 1998, is fairly stated, in all material respects.

/s/ Ernst & Young LLP

January 29, 1999

                   [LETTERHEAD OF BANK OF AMERICA CORPORATION]

                              REPORT OF MANAGEMENT

We, as members of management of Bank of America, FSB (the Company), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of the Company's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 1998 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 1998, the Company complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of December 31, 1998, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $249.9 million and $250.0 million, respectively.


/s/ Andrew D. Woodward, Jr.              /s/ Denise C. Sawyer
---------------------------              --------------------
Andrew D. Woodward, Jr.                  Denise C. Sawyer
President                                Executive Vice President and
BankAmerica Mortgage, a Division           Chief Financial Officer
   of Bank of America NT&SA              BankAmerica Mortgage, a
                                         Division
                                            of Bank of America NT&SA


/s/ Gary K. Bettin                       /s/ Donald J. Atkins
------------------                       --------------------
Gary K. Bettin                           Donald J. Atkins
Senior Vice President and                Executive Vice President and
   Director of Operations                   Servicing Director
BankAmerica Mortgage, a Division         BankAmerica Mortgage, a
  of Bank of America NT&SA               Division
                                            of Bank of America, FSB


/s/ Brian D. Shea
-----------------
Brian D. Shea
Senior Vice President and
   Servicing Manager
BankAmerica Mortgage, a Division
   of Bank of America, FSB

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

March 12, 1999

To the Board of Directors and Shareholder of NationsBanc Mortgage Corporation

We have examined management's assertion about NationsBanc Mortgage Corporation's (the "Company") compliance with the minimum servicing standards (the "Standards") identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of an for the year ended December 31, 1998 included in the accompanying management assertion, attached hereto as Exhibit I. Management is responsible for the Company's compliance with the Standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Standards.

In our opinion, management's assertion that, except as indicated in Exhibit I, the Company complied with the aforementioned Standards as of and for the year ended December 31, 1998 is fairly stated, in all materials respects.

/s/ PricewaterhouseCoopers LLP

                         [LETTERHEAD OF BANK OF AMERICA]

                                                                       EXHIBIT I

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                    WITH THE USAP MINIMUM SERVICING STANDARDS

March 12, 1999

As of and for the year ended December 31, 1998, except as specifically noted below, NationsBanc Mortgage Corporation (the "Company"), a wholly-owned indirect subsidiary of BankAmerica Corporation (the "Corporation"), has complied in all material respects with the minimum servicing standards (the "Standard(s)") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). During the year ended December 31, 1998, the Company's Louisville, Kentucky servicing operations continued to experience significant changes as a result of the acquisition of Boatmen's National Mortgage, Inc. ("Boatmen's") in 1997. As a result, certain instances of noncompliance with the Standards occurred. Except as specifically noted, the following instances of noncompliance have been remedied and procedural enhancements continue to be implemented.

o Standard: Custodial bank account and related bank clearing account reconciliations shall be prepared within forty-five (45) calendar days after the cutoff date and documented reconciling items shall be resolved from these reconciliations within ninety (90) calendar days of their original identification.

      Certain reconciling items which arose during the year ended December 31, 1998, primarily occurring in custodial accounts related to certain real estate mortgage investment conduits acquired from Boatmen's (collectively, the "REMICs"), were not always cleared within 90 days of identification. Management has taken appropriate measures and has continued to follow an action plan to resolve all outstanding reconciling items which arose during the year ended December 31, 1998. All significant reconciling items which arose from January 1, 1998 through December 31, 1998 have been isolated and reviewed by the Company, and the Company believes these items will not have a material impact on the status of any custodial accounts.

o Standard: The servicing entity's investor reports shall agree with, or reconcile to, investor's records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

      For a selection of securitized loan portfolios, primarily the REMICs, the Company's investor reports did not agree with the investor's records on a monthly basis at one or more times during the year ended December 31, 1998. Management has isolated these differences and acknowledges the some of the differences were due to events and circumstances outside the Company's control. Management has implemented an action plan and is continuing to resolve these differences with the REMIC investors.

Management has taken definitive actions and implemented procedures and controls to address and correct the instances of noncompliance which occurred during 1998.

As of and for the year ended, December 31, 1998, NationsBanc Mortgage Corporation was covered by the Corporation's fidelity bond insurance coverage and mortgage servicing errors and omissions insurance coverage in the amounts of $249,900,000 and $250,000,000, respectively.


/s/ Andrew D. Woodward, Jr.              /s/ J. Mark Hanson
---------------------------              ------------------
Andrew D. Woodward, Jr.                  J. Mark Hanson
President                                Senior Vice President and Servicing
NationsBanc Mortgage Corporation         Director
                                         NationsBanc Mortgage Corporation


/s/ Denise C. Sawyer                     /s/ H. Randall Chestnut
--------------------                     -----------------------
Denise C. Sawyer                         H. Randall Chestnut
Executive Vice President and             Senior Vice President and Servicing
Chief Financial Officer                  Director
NationsBanc Mortgage Corporation         NationsBanc Mortgage Corporation


/s/ Gary K. Bettin
------------------
Gary K. Bettin
Senior Vice President and Director
of Mortgage Operations
NationsBanc Mortgage Corporation

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

February 28, 2000

To the Board of Directors and Shareholder of Bank of America, N.A.

We have examined management's assertion about compliance by BA Mortgage, LLC and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., with the minimum servicing standards (the "Standards") identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 1999 included in the accompanying management assertion, attached hereto as Exhibit I. Management is responsible for the Company's compliance with the Standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Standards.

In our opinion, management's assertion that, except as indicated in Exhibit I, the Company complied with the aforementioned Standards as of and for the year ended December 31, 1999 is fairly stated, in all material aspects.

/s/ PricewaterhouseCoopers LLP

                   [LETTERHEAD OF BANK OF AMERICA CORPORATION]

                                                                       EXHIBIT I

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                    WITH THE USAP MINIMUM SERVICING STANDARDS

February 28, 2000

As of and for the year ended December 31, 1999, except as specifically noted below, BA Mortgage, LLC and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards (the "Standard(s)") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). During the year ended December 31, 1999, the Company's Louisville, Kentucky servicing operations continued to experience significant changes as a result of the acquisition of Boatmen's National Mortgage, Inc. ("Boatmen's"). As a result, certain instance of noncompliance with the Standards occurred. Except as specifically noted, the following instance of noncompliance have been remedied and procedural enhancements continue to be implemented.

o Standard: Custodial bank account and related bank clearing account reconciliations shall be prepared within forty-five (45) calendar days after the cutoff date and documented reconciling items shall be resolved from these reconciliations within ninety (90) calendar days of their original identification.

      Certain reconciling items which arose prior to December 31, 1999, and occurred solely in custodial accounts related to certain real estate mortgage investment conduits acquired from Boatmen's, were not cleared within 90 days of identification. Management has taken appropriate measures and has continued to follow an action plan to resolve all outstanding reconciling items which arose during the year ended December 31, 1999. All significant reconciling items which arose from January 1, 1999 through December 31, 1999 have been isolated and reviewed by the Company, and the Company believes these items will not have a material impact on the status of any custodial accounts.

Management has taken definitive actions and implemented procedures and controls to address and correct the instance of noncompliance which occurred during 1999.

As of and for the year ended December 31, 1999, the Company was covered by Bank of America Corporation's fidelity bond insurance coverage and mortgage servicing errors and omissions insurance coverage in the amounts of $275,000,000 and $275,00,000, respectively.


/s/ Andrew D. Woodward, Jr.         /s/ Daniel F. Hellams
---------------------------         ---------------------
Andrew D. Woodward, Jr.             Daniel F. Hellams
Chairman                            President
Bank of America Mortgage            Bank of America Mortgage

/s/ Denise C. Sawyer                /s/ Gary K. Bettin
--------------------                ------------------
Denise C. Sawyer                    Gary K. Bettin
Chief Financial Officer             Loan Administration Executive
Bank of America Mortgage            Bank of America Mortgage


/s/ J. Mark Hanson                  /s/ H. Randall Chestnut
------------------                  -----------------------
J. Mark Hanson                      H. Randall Chestnut
Senior Vice President               Senior Vice President
Bank of America Mortgage            Bank of America Mortgage


                                    /s/ Donald J. Atkins
                                    --------------------
                                    Donald J. Atkins
                                    Executive Vice President
                                    Bank of America Mortgage

                     [LETTER OF PRICEWATERHOUSECOOPERS LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Bank of America, N.A.

We have examined management's assertion about compliance by BA Mortgage, LLC and the mortgage division of Bank of America, N.A. (collectively the "Company"), which together comprise an operating division of Bank of America, N.A., with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2000 included in the accompanying management assertion (see Exhibit I). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2000 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

January 25, 2001

                         [LETTERHEAD OF BANK OF AMERICA]

                                                                       EXHIBIT I

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                    WITH THE USAP MINIMUM SERVICING STANDARDS

January 25, 2001

As of and for the year ended December 31, 2000, except as specifically noted below, BA Mortgage, LLC and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). During the year ended December 31, 2000, the following instance of noncompliance with the Standards occurred; however, this instance has been remedied and procedural enhancements continue to be implemented.

o Standard: Custodial bank account and related bank clearing account reconciliations shall be prepared within forty-five (45) calendar days after the cutoff date and documented reconciling items shall be resolved from these reconciliations within ninety (90) calendar days of their original identification.

      During the year ended December 31, 2000, management continued to isolate and review reconciling items in custodial accounts related to certain real estate mortgage investment conduits. For the months January through May, reconciling items had been outstanding for more than 90 days; as of December 31, 2000, no reconciling items had been outstanding for more than 90 days.

Management has taken definitive actions and implemented procedures and controls to address and correct the instance of noncompliance which occurred during 2000.

As of and for the year ended December 31, 2000, the Company was covered by Bank of America Corporation's fidelity bond insurance coverage and mortgage servicing errors and omissions insurance coverage in the amounts of $275,000,000 and $275,000,0000, respectively.


/s/ Kevin M. Shannon                /s/ Daniel F. Hellams
--------------------                ---------------------
Kevin M. Shannon                    Daniel F. Hellams
President                           President
Consumer Real Estate                Bank of America Mortgage


/s/ Denise C. Sawyer                /s/ Gary K. Bettin
--------------------                ------------------
Denise C. Sawyer                    Gary K. Bettin
Chief Financial Officer             Consumer Real Estate
Bank of America Mortgage            Loan Administration Executive
                                    Bank of America Mortgage

/s/ J. Mark Hanson                  /s/ H. Randall Chestnut
------------------                  -----------------------
J. Mark Hanson                      H. Randall Chestnut
Senior Vice President               Senior Vice President
Bank of America Mortgage            Bank of America Mortgage


/s/ Jeanne Bader
----------------
Jeanne Bader
Senior Vice President
Bank of America Mortgage

                     [LETTER OF PRICEWATERHOUSECOOPERS LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Bank of America, N.A.

We have examined management's assertion about compliance by BA Mortgage, LLC and the Mortgage division of Bank of America, N.A. (collectively the "Company"), which together comprise an operating division of Bank of America, N.A., with the minimum servicing standards (the "Standards") identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2001 included in the accompanying management assertion (see Exhibit I). Management is responsible for the Company's compliance with the Standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Standards.

In our opinion, management's assertion that the Company complied with the aforementioned Standards as of and for the year ended December 31, 2001 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 15, 2002

                         [LETTERHEAD OF BANK OF AMERICA]

                                                                       EXHIBIT I

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 15, 2002

As of and for the year ended December 31, 2001, BA Mortgage, LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company has in effect a fidelity bond and errors and omissions policy in the amounts of $300,000,000 and $300,000,0000, respectively.


/s/ Kevin M. Shannon                /s/ Daniel F. Hellams
--------------------                ---------------------
Kevin M. Shannon                    Daniel F. Hellams
President                           President
Consumer Real Estate                Bank of America Mortgage


/s/ David H. Rupp                   /s/ Gary K. Bettin
-----------------                   ------------------
David H. Rupp                       Gary K. Bettin
Senior Vice President               Senior Vice President and
Bank of America Mortgage Finance    National Servicing Executive
                                    Bank of America Mortgage


/s/ J. Mark Hanson                  /s/ H. Randall Chestnut
------------------                  -----------------------
J. Mark Hanson                      H. Randall Chestnut
Senior Vice President               Senior Vice President
Bank of America Mortgage            Bank of America Mortgage